                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

Our audits include the financial statement schedule in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statements of Water Pik Technologies, Inc. pertaining to the Executive Deferred Compensation Plan (Form S-8 No. 333-30016), Broad-Based Stock Option Plan (Form S-8 No. 333-96447), 1999 Incentive Plan (Form S-8 No. 333-96449), Teledyne, Inc. 401(k)
Plan (Form S-8 No. 333-96451), 1999 Non-Employee Director Stock Compensation Plan (Form S-8 No. 333-96455), Employee Stock Purchase Plan (Form S-8 No. 333-96457) and Executive Deferred Compensation Plan (Form S-8 No. 333-96457) of our report dated January 28, 2000 with respect to the consolidated financial statements and schedule of Water Pik Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                      /s/ ERNST & YOUNG LLP

Woodland Hills, California
March 28, 2000